PRESS RELEASE
                                  -------------


For Immediate Release                          Contact: Gerald Tucciarone
                                                        Chief Financial Officer
                                                        (631) 434-1600


Hauppauge Digital Announces Resignation of its President and Chief Operating Officer, Dean Cirielli

Hauppauge, NY, August 24, 2004 -- Hauppauge Digital Inc. (NASDAQ: HAUP) announced today that its President and Chief Operating Officer, Dean Cirielli, has resigned effective September 3, 2004, citing personal and family reasons.

"During his two years here at Hauppauge," CEO, Ken Plotkin said, "Dean has been commuting weekly from Massachusetts, and has decided to be closer to his family."

The Company has no immediate plans to replace Mr. Cirielli.

About Hauppauge Digital, Inc.:

Hauppauge Digital, Inc. is a leading developer of digital video TV and data broadcast receiver products for personal computers. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizeable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Hauppauge, Singapore, Ireland, Taiwan R.O.C. and Luxembourg and sales offices in Germany, London,
Paris, The Netherlands, Sweden, Italy, Spain, Singapore and California. The Company's Internet web site can be found at http://www.hauppauge.com.

                           FORWARD-LOOKING STATEMENTS

Certain statements in this Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those described in the Company's filings with the Securities and

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Exchange Commission,  including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003.